Exhibit 23.3

     We consent to incorporation by reference in this Registration Statement of BAB Holdings, Inc. on Form SB-2 of the reference to our firm under the caption "Experts" and in the "Selected Consolidated Financial Information" and the use of our reports dated May 6, 1996 and November 17, 1995 for Strathmore Bagels Franchise Corporation, all of which are contained in the Registration Statement of BAB Holdings, Inc. on Form SB-2, Commission File No. 333-29465, and the related Prospectus dated August 6, 1997.


BUONANNO & CONOLLY, CPA'S

August 26, 1997